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                                                                   Exhibit 23.1




                             CONSENT OF CONSULTANT


We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1998-XL1, of our market study and/or appraisal with respect to the property Hotel Del Coronado and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement.


                                      HOSPITALITY VALUATION SERVICES

                                      By:    /s/ Anne Lloyd-Jones
                                             ---------------------
                                             Name:  Anne Lloyd-Jones
                                             Title: Senior Vice President


                                        Signed on October 21, 1997